10.5

Agreement Amending and Extending term of lease dated May 9, 2003 between Champion Industries, inc. DBA, Upton Printing and AMB Property, L.P.

AMENDMENT #1 TO LEASE AGREEMENT

     This Amendment to Lease dated May 9, 2003 by and between AMB PROPERTY LP, a DELEWARE limited partnership, (hereafter “Landlord”), and, Champion Industries, Inc d/b/a Upton Printing, (hereafter “Tennant”),

WITNESSETH:

     WHEREAS, on October 31, 2000, the parties hereto executed a Lease Agreement for the premises at Elmwood Distribution Center described as approximately 11,250 sq.ft. of office/warehouse space, 5600 Jefferson Highway, Building W-2, Suite 278-282, Elmwood, Louisiana 70123; to include all parking and loading area used exclusively by Tenant;

     WHEREAS, Landlord and Tenant agree to the following:

1.	Term. The term is renewed for (1) one year, commencing November 1, 2003 and expiring October 31, 2004.

2.	Rental. Effective November 1, 2003, the monthly base rental is $ 4,546.88 per month (“Base Rent”). Tenant’s Estimated Monthly Rent Payment: Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s share of all operating expenses. Following is the estimated monthly Rent payment to Landlord. This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of the Lease:

(a) Base Rent	$4,546.88

(b) Operating Expenses (excludes Real Property Taxes, Landlord Insurance, Roof and HVAC)	$396.10

(c) Landlord Insurance	$62.81

(d) Real Property Taxes	$396.56

(e) HVAC Maintenance	$35.00

Estimated Monthly Payment		$5,437.35

3.	Addenda and Exhibits. Attached hereto are the following Exhibits, all of which constitute a part of this Lease: Exhibit A: Diagram of Premises

4.	It is understood and agreed that this Amendment to Lease Agreement shall not be binding until and unless all parties have signed it.

5.	All other terms and conditions of the original Lease Agreement dated October 31, 2000 shall remain in full force and effect.

Landlord:	Tenant:
AMB Property, L.P.	Champion Industries, Inc. d/b/a
a Delaware limited partnership	Upton Printing
By:	AMB Property Corporation,
a Maryland corporation

By:	/s/ Douglas P. McGregor	By:	/s/ Marshall T. Reynolds

	Douglas P. McGregor		Marshall T. Reynolds
Title: Vice President	Title: Chairman & CEO
Telephone: (415) 394-9000	Contact Telephone: ( )
Facsimile: (415) 394-9001	Contact Facsimile: ( )

Executed at:	San Francisco, CA	Executed at:
on:	May, 2003	on:	May , 2003

Landlord’s Legal Notice Address:	Tenant’s Legal Notice Address:
5612 Jefferson Highway	c/o Tony D. Adkins, V.P. & Controller,
New Orleans, LA 70123	2450 First Avenue, Huntington, WV 25703

Exhibit “A” – Diagram of Premises

Approximately 11,2505 sq.ft. of office/warehouse, 5600 Jefferson Highway, Building W-2, Suites 278-282, Elmwood, Louisiana 70123; to include all parking and loading area used exclusively by Tenant as indicated below:

Tenant Initials	Landlord Initials

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